EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Oilsands Quest Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-1 of Oilsands Quest Inc. of:

•
our report dated July 29, 2009 (except as to notes 2(a), 2(b) and 16(c) which are as of September 10, 2009), with respect to the consolidated balance sheets of the Company as of April 30, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, comprehensive loss, and cash flows for each of the years in the two-year period ended April 30, 2009 and for the period from inception on April 3, 1998 to April 30, 2009, which report appears in the current report on Form 8-K of the Company filed on September 10, 2009, and

•
our report dated July 29, 2009 with respect to the effectiveness of internal control over financial reporting as of April 30, 2009, which report appears in the April 30, 2009 annual report on Form 10-K of the Company, and to the reference to our firm under the heading “Experts” in the prospectus.

Our report with respect to the consolidated financial statements of the Company also refers to the Company’s adoption, effective May 1, 2009, of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51.

Our report dated July 29, 2009, on the effectiveness of internal control over financial reporting as of April 30, 2009, expresses our opinion that Oilsands Quest Inc. did not maintain effective internal control over financial reporting as of April 30, 2009 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the Company not maintaining effective processes and controls over the accounting for and reporting of complex and non-routine transactions has been identified and included in management’s assessment.

/s/KPMG

Calgary, Canada
March 10, 2010